Exhibit 99.1

PRESS RELEASE For Immediate Release

Monolithic Power Systems, Inc.

79 Great Oaks Boulevard

San Jose, CA 95119 USA

T: 408-826-0600, F: 408-826-0601

www.monolithicpower.com

Monolithic Power Systems Announces Results

for the Fourth Quarter and Year Ended December 31, 2017,

and an Increase in Quarterly Cash Dividend

SAN JOSE, California, February 8, 2018--Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a leading company in high performance analog solutions, today announced financial results for the quarter and year ended December 31, 2017. The Company also announced that its Board of Directors has approved an increase in its quarterly cash dividend from $0.20 per share to $0.30 per share. The first quarter dividend of $0.30 per share will be paid on April 13, 2018 to all stockholders of record as of the close of business on March 30, 2018.

The results for the quarter ended December 31, 2017 are as follows:

●	Revenue was $129.4 million, a 0.4% increase from $128.9 million for the quarter ended September 30, 2017 and a 24.9% increase from $103.6 million for the quarter ended December 31, 2016.
●	GAAP gross margin was 55.0%, compared with 54.5% for the quarter ended December 31, 2016.
●

Non-GAAP (1) gross margin was 55.7%, excluding the impact of $0.4 million for stock-based compensation expense and $0.5 million for the amortization of acquisition-related intangible assets, compared with 55.4% for the quarter ended December 31, 2016, excluding the impact of $0.4 million for stock-based compensation expense and $0.5 million for the amortization of acquisition-related intangible assets.

●	GAAP operating expenses were $46.1 million, compared with $39.0 million for the quarter ended December 31, 2016.
●

Non-GAAP (1) operating expenses were $33.9 million, excluding $11.5 million for stock-based compensation expense and $0.8 million for deferred compensation plan expense, compared with $28.4 million, excluding $10.4 million for stock-based compensation expense and $0.2 million for deferred compensation plan expense, for the quarter ended December 31, 2016.

●	GAAP operating income was $25.1 million, compared with $17.5 million for the quarter ended December 31, 2016.
●

Non-GAAP (1) operating income was $38.2 million, excluding $11.9 million for stock-based compensation expense, $0.5 million for the amortization of acquisition-related intangible assets and $0.8 million for deferred compensation plan expense, compared with $29.0 million, excluding $10.7 million for stock-based compensation expense, $0.5 million for the amortization of acquisition-related intangible assets and $0.2 million for deferred compensation plan expense, for the quarter ended December 31, 2016.

●	GAAP interest and other income, net was $1.6 million, compared with $0.9 million for the quarter ended December 31, 2016.
●

Non-GAAP (1) interest and other income, net was $1.0 million, excluding $0.6 million for deferred compensation plan income, compared with $0.7 million, excluding $0.2 million for deferred compensation plan income, for the quarter ended December 31, 2016.

●	GAAP income before income taxes was $26.7 million, compared with $18.4 million for the quarter ended December 31, 2016.
●	Non-GAAP (1) income before income taxes was $39.2 million, excluding $11.9 million for stock-based compensation expense, $0.5 million for the amortization of acquisition-related intangible assets and $0.1 million for deferred compensation plan expense, compared with $29.7 million, excluding $10.7 million for stock-based compensation expense and $0.5 million for the amortization of acquisition-related intangible assets, for the quarter ended December 31, 2016.
●

GAAP net income was $12.1 million and GAAP earnings per share were $0.27 per diluted share. Comparatively, GAAP net income was $16.6 million and GAAP earnings per share were $0.39 per diluted share for the quarter ended December 31, 2016.

●

Non-GAAP (1) net income was $36.3 million and non-GAAP earnings per share were $0.82 per diluted share, excluding stock-based compensation expense, amortization of acquisition-related intangible assets, net deferred compensation plan expense and related tax effects, compared with non-GAAP net income of $27.5 million and non-GAAP earnings per share of $0.65 per diluted share, excluding stock-based compensation income, amortization of acquisition-related intangible assets, net deferred compensation plan expense and related tax effects, for the quarter ended December 31, 2016.

The results for the year ended December 31, 2017 are as follows:

●	Revenue was $470.9 million, a 21.2% increase from $388.7 million for the year ended December 31, 2016.
●	GAAP gross margin was 54.8%, compared with 54.3% for the year ended December 31, 2016.
●

Non-GAAP (1) gross margin was 55.6%, excluding the impact of $1.7 million for stock-based compensation expense and $2.1 million for the amortization of acquisition-related intangible assets, compared with 55.2% for the year ended December 31, 2016, excluding the impact of $1.6 million for stock-based compensation expense and $2.1 million for the amortization of acquisition-related intangible assets.

●	GAAP operating expenses were $180.9 million, compared with $156.4 million for the year ended December 31, 2016.
●

Non-GAAP (1) operating expenses were $127.1 million, excluding $51.0 million for stock-based compensation expense and $2.8 million for deferred compensation plan expense, compared with $111.9 million, excluding $43.4 million for stock-based compensation expense and $1.1 million for deferred compensation plan expense, for the year ended December 31, 2016.

●	GAAP operating income was $77.4 million, compared with $54.4 million for the year ended December 31, 2016.
●

Non-GAAP (1) operating income was $134.9 million, excluding $52.6 million for stock-based compensation expense, $2.1 million for the amortization of acquisition-related intangible assets and $2.8 million for deferred compensation plan expense, compared with $102.6 million, excluding $45.0 million for stock-based compensation expense, $2.1 million for the amortization of acquisition-related intangible assets and $1.1 million for deferred compensation plan expense, for the year ended December 31, 2016.

●	GAAP interest and other income, net was $5.5 million, compared with $2.8 million for the year ended December 31, 2016.
●

Non-GAAP (1) interest and other income, net was $3.0 million, excluding $2.5 million for deferred compensation plan income, compared with $1.6 million, excluding $1.3 million for deferred compensation plan income, for the year ended December 31, 2016.

●	GAAP income before income taxes was $82.9 million, compared with $57.3 million for the year ended December 31, 2016.
●	Non-GAAP (1) income before income taxes was $137.9 million, excluding $52.6 million for stock-based compensation expense, $2.1 million for the amortization of acquisition-related intangible assets and $0.2 million for deferred compensation plan expense, compared with $104.1 million, excluding $45.0 million for stock-based compensation expense, $2.1 million for the amortization of acquisition-related intangible assets and $0.2 million for deferred compensation plan income, for the year ended December 31, 2016.
●

GAAP net income was $65.2 million and GAAP earnings per share were $1.50 per diluted share. Comparatively, GAAP net income was $52.7 million and GAAP earnings per share were $1.26 per diluted share for the year ended December 31, 2016.

●

Non-GAAP (1) net income was $127.5 million and non-GAAP earnings per share were $2.93 per diluted share, excluding stock-based compensation expense, amortization of acquisition-related intangible assets, net deferred compensation plan expense and related tax effects, compared with non-GAAP net income of $96.3 million and non-GAAP earnings per share of $2.30 per diluted share, excluding stock-based compensation expense, amortization of acquisition-related intangible assets, net deferred compensation plan income and related tax effects, for the year ended December 31, 2016.

On December 22, 2017, the Tax Cuts and Jobs Act (the “2017 Tax Act”) was enacted into law. For the fourth quarter and full year of 2017, the Company’s income tax provision included a net increase of $13.5 million as a result of the 2017 Tax Act.

The following is a summary of revenue by end market for the periods indicated, estimated based on MPS’s assessment of available end market data (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
End Market	2017	2016	2017	2016
Consumer	$54,888	$37,970	$189,757	$153,732
Computing and storage	26,679	23,405	100,782	80,562
Industrial	16,160	15,142	62,896	55,685
Automotive	15,846	10,048	53,888	33,954
Communications	15,857	17,053	63,606	64,732
Total	$129,430	$103,618	$470,929	$388,665

The following is a summary of revenue by product family for the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
Product Family	2017	2016	2017	2016
DC to DC	$119,161	$93,977	$431,861	$350,930
Lighting Control	10,269	9,641	39,068	37,735
Total	$129,430	$103,618	$470,929	$388,665

“We continue to grow and continue to enhance shareholder value," said Michael Hsing, CEO and founder of MPS.

Business Outlook

The following are MPS’ financial targets for the first quarter ending March 31, 2018:

●	Revenue in the range of $122 million to $128 million.

●

GAAP gross margin between 54.8% and 55.8%. Non-GAAP (1) gross margin between 55.3% and 56.3%, which excludes an estimated impact of stock-based compensation expenses of 0.3% and amortization of acquisition-related intangible assets of 0.2%.

●

GAAP research and development (“R&D”) and selling, general and administrative (“SG&A”) expenses between $45.6 million and $50.6 million. Non-GAAP (1) R&D and SG&A expenses between $32.1 million and $35.1 million, which excludes an estimate of stock-based compensation expenses in the range of $13.5 million to $15.5 million.

●	Total stock-based compensation expense of $13.9 million to $15.9 million.

●	Litigation expenses of $250,000 to $350,000.

●	Interest and other income, net, of $600,000 to $700,000 before foreign exchange gains or losses.

●	Fully diluted shares outstanding between 43.9 million and 44.9 million.

●	Tax rate between 5% and 10%.

(1) Non-GAAP net income, non-GAAP earnings per share, non-GAAP gross margin, non-GAAP R&D and SG&A expenses, non-GAAP operating expenses, non-GAAP interest and other income, net, non-GAAP operating income and non-GAAP income before taxes differ from net income, earnings per share, gross margin, R&D and SG&A expenses, operating expenses, interest and other income, net, operating income and income before taxes determined in accordance with Generally Accepted Accounting Principles in the United States (GAAP). Non-GAAP net income and non-GAAP earnings per share exclude the effect of stock-based compensation expense, amortization of acquisition-related intangible assets, deferred compensation plan income/expense and related tax effects. Non-GAAP gross margin excludes the effect of stock-based compensation expense and amortization of acquisition-related intangible assets. Non-GAAP operating expenses exclude the effect of stock-based compensation expense and deferred compensation plan income/expense. Non-GAAP interest and other income, net excludes the effect of deferred compensation plan income/expense. Non-GAAP operating income excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets and deferred compensation plan income/expense. Non-GAAP income before taxes excludes the effect of stock-based compensation expense, amortization of acquisition-related intangible assets and deferred compensation plan income/expense. Projected non-GAAP gross margin excludes the effect of stock-based compensation expense and amortization of acquisition-related intangible assets. Projected non-GAAP R&D and SG&A expenses exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS.

Conference Call

MPS plans to conduct an investor teleconference covering its quarter and year ended December 31, 2017 results at 2:00 p.m. PT / 5:00 p.m. ET, February 8, 2018. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at (404) 537-3406, code number 2489619. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains, and statements that will be made during the accompanying teleconference will contain, forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among other things, (i) projected revenues, GAAP and non-GAAP gross margin, GAAP and non-GAAP R&D and SG&A expenses, stock-based compensation expenses, amortization of acquisition-related intangible assets, litigation expenses, interest and other income, diluted shares outstanding and tax rate, (ii) our outlook for the long-term prospects of the company, including our performance against our business plan, revenue growth in certain of our market segments, our continued investment into R&D, expected revenue growth, customers’ acceptance of our new product offerings, the prospects of our new product development, and our expectations regarding market and industry segment trends and prospects, (iii) our ability to penetrate new markets and expand our market share, (iv) the seasonality of our business, (v) our ability to reduce our expenses, (vi) the impact of the 2017 Tax Act on our tax rate and provision; and (vii) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), (v), or (vi). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, our ability to attract new customers and retain existing customers; acceptance of, or demand for, MPS’ products, in particular the new products launched recently, being different than expected; our ability to efficiently and effectively develop new products and receive a return on our R&D expense investment; competition generally and the increasingly competitive nature of our industry; any market disruptions or interruptions in MPS’ schedule of new product development releases; adverse changes in production and testing efficiency of our products; our ability to realize the anticipated benefits of companies and products that we acquire, and our ability to effectively and efficiently integrate these acquired companies and products into our operations; our ability to manage our inventory levels; adverse changes in government regulations in foreign countries where MPS has offices or operations; the effect of catastrophic events; adequate supply of our products from our third-party manufacturing partners; the risks, uncertainties and costs of litigation in which we are involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; adverse changes or developments in the semiconductor industry generally, which is cyclical in nature; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies; the ongoing consolidation of companies in the semiconductor industry; and other important risk factors identified in MPS’ Securities and Exchange Commission (SEC) filings, including, but not limited to, our annual report on Form 10-K filed with the SEC on March 1, 2017 and our quarterly report on Form 10-Q filed with the SEC on November 6, 2017.

The forward-looking statements in this press release and statements made during the accompanying teleconference represent MPS’ projections and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems

Monolithic Power Systems, Inc. (MPS) provides small, highly energy efficient, easy-to-use power solutions for systems found in industrial applications, telecom infrastructures, cloud computing, automotive, and consumer applications. MPS' mission is to reduce total energy consumption in its customers' systems with green, practical, compact solutions. The company was founded by Michael Hsing in 1997 and is headquartered in San Jose, CA. MPS can be contacted through its website at www.monolithicpower.com or its support offices around the world.

###

Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Bernie Blegen

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Monolithic Power Systems, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$82,759	$112,703
Short-term investments	216,331	155,521
Accounts receivable, net	38,037	34,248
Inventories	99,281	71,469
Other current assets	12,762	9,043
Total current assets	449,170	382,984
Property and equipment, net	143,514	85,171
Long-term investments	5,256	5,354
Goodwill	6,571	6,571
Acquisition-related intangible assets, net	951	3,002
Deferred tax assets, net	15,917	633
Other long-term assets	30,068	27,411
Total assets	$651,447	$511,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,691	$17,427
Accrued compensation and related benefits	15,597	12,578
Accrued liabilities	27,507	22,916
Total current liabilities	64,795	52,921
Income tax liabilities	31,621	3,870
Other long-term liabilities	33,024	23,219
Total liabilities	129,440	80,010
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital, $0.001 par value; shares authorized: 150,000; shares issued and outstanding: 41,614 and 40,793 as of December 31, 2017 and December 31, 2016, respectively	376,586	315,969
Retained earnings	143,608	119,362
Accumulated other comprehensive income (loss)	1,813	(4,215)
Total stockholders’ equity	522,007	431,116
Total liabilities and stockholders’ equity	$651,447	$511,126

Monolithic Power Systems, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$129,430	$103,618	$470,929	$388,665
Cost of revenue	58,269	47,107	212,646	177,792
Gross profit	71,161	56,511	258,283	210,873
Operating expenses:
Research and development	21,730	17,974	82,359	73,643
Selling, general and administrative	24,038	21,316	97,257	83,012
Litigation expense (benefit), net	340	(321)	1,243	(229)
Total operating expenses	46,108	38,969	180,859	156,426
Income from operations	25,053	17,542	77,424	54,447
Interest and other income, net	1,647	897	5,520	2,817
Income before income taxes	26,700	18,439	82,944	57,264
Income tax provision	14,629	1,866	17,741	4,544
Net income	$12,071	$16,573	$65,203	$52,720

Net income per share:
Basic	$0.29	$0.41	$1.58	$1.30
Diluted	$0.27	$0.39	$1.50	$1.26
Weighted-average shares outstanding:
Basic	41,574	40,739	41,350	40,436
Diluted	44,160	42,404	43,578	41,915

Cash dividends declared per common share	$0.20	$0.20	$0.80	$0.80

SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Cost of revenue	$391	$358	$1,654	$1,575
Research and development	3,519	3,039	14,816	14,041
Selling, general and administrative	7,948	7,350	36,147	29,373
Total stock-based compensation expense	$11,858	$10,747	$52,617	$44,989

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(Unaudited, in thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$12,071	$16,573	$65,203	$52,720
Net income as a percentage of revenue	9.3%	16.0%	13.8%	13.6%

Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation expense	11,858	10,747	52,617	44,989
Amortization of acquisition-related intangible assets	513	512	2,051	2,051
Deferred compensation plan expense (income)	148	29	238	(188)
Tax effect (1)	11,688	(364)	7,402	(3,265)
Non-GAAP net income	$36,278	$27,497	$127,511	$96,307
Non-GAAP net income as a percentage of revenue	28.0%	26.5%	27.1%	24.8%

Non-GAAP net income per share:
Basic	$0.87	$0.67	$3.08	$2.38
Diluted	$0.82	$0.65	$2.93	$2.30

Shares used in the calculation of non-GAAP net income per share:
Basic	41,574	40,739	41,350	40,436
Diluted	44,160	42,404	43,578	41,915

____________________

(1) Tax effect for the quarter and year ended December 31, 2017 includes a one-time charge of $13.5 million associated with the enactment of the 2017 Tax Act due to its unique non-recurring nature.

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Gross profit	$71,161	$56,511	$258,283	$210,873
Gross margin	55.0%	54.5%	54.8%	54.3%

Adjustments to reconcile gross profit to non-GAAP gross profit:
Stock-based compensation expense	391	358	1,654	1,575
Amortization of acquisition-related intangible assets	513	512	2,051	2,051
Non-GAAP gross profit	$72,065	$57,381	$261,988	$214,499
Non-GAAP gross margin	55.7%	55.4%	55.6%	55.2%

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total operating expenses	$46,108	$38,969	$180,859	$156,426

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses:
Stock-based compensation expense	(11,467)	(10,389)	(50,963)	(43,414)
Deferred compensation plan expense	(776)	(189)	(2,769)	(1,069)
Non-GAAP operating expenses	$33,865	$28,391	$127,127	$111,943

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
(Unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total operating income	$25,053	$17,542	$77,424	$54,447
Operating income as a percentage of revenue	19.4%	16.9%	16.4%	14.0%

Adjustments to reconcile total operating income to non-GAAP total operating income:
Stock-based compensation expense	11,858	10,747	52,617	44,989
Amortization of acquisition-related intangible assets	513	512	2,051	2,051
Deferred compensation plan expense	776	189	2,769	1,069
Non-GAAP operating income	$38,200	$28,990	$134,861	$102,556
Non-GAAP operating income as a percentage of revenue	29.5%	28.0%	28.6%	26.4%

RECONCILIATION OF INTEREST AND OTHER INCOME, NET, TO NON-GAAP INTEREST AND OTHER INCOME, NET
(Unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total interest and other income, net	$1,647	$897	$5,520	$2,817

Adjustments to reconcile interest and other income to non-GAAP interest and other income:
Deferred compensation plan income	(628)	(160)	(2,531)	(1,257)
Non-GAAP interest and other income, net	$1,019	$737	$2,989	$1,560

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO NON-GAAP INCOME BEFORE INCOME TAXES
(Unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Total income before income taxes	$26,700	$18,439	$82,944	$57,264

Adjustments to reconcile income before income taxes to non-GAAP income before income taxes:
Stock-based compensation expense	11,858	10,747	52,617	44,989
Amortization of acquisition-related intangible assets	513	512	2,051	2,051
Deferred compensation plan expense (income)	148	29	238	(188)
Non-GAAP income before income taxes	$39,219	$29,727	$137,850	$104,116

2018 FIRST QUARTER OUTLOOK
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited)
	Three Months Ending
	March 31, 2018
	Low	High
Gross margin	54.8%	55.8%
Adjustments to reconcile gross margin to non-GAAP gross margin:
Stock-based compensation expense	0.3%	0.3%
Amortization of acquisition-related intangible assets	0.2%	0.2%
Non-GAAP gross margin	55.3%	56.3%

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES
(Unaudited, in thousands)
	Three Months Ending
	March 31, 2018
	Low	High
R&D and SG&A expense	$45,600	$50,600
Adjustments to reconcile R&D and SG&A expense to non-GAAP R&D and SG&A expense:
Stock-based compensation expense	(13,500)	(15,500)
Non-GAAP R&D and SG&A expense	$32,100	$35,100